Exhibit 99.1
Dobson Communications Reports Third Quarter 2007 Results
OKLAHOMA CITY, Nov. 8, 2007 — Dobson Communications Corporation (Nasdaq:DCEL) today announced its operating results for the third quarter ended September 30, 2007.
Dobson reported net income applicable to common shareholders of $24.9 million, or $0.14 per share, for the third quarter of 2007. (See Table 1.) For the third quarter of 2006, Dobson reported net income applicable to common shareholders of $25.9 million, or $0.15 per share. Net income for the third quarter of 2007 included an income tax expense of $29.1 million, compared with an income tax benefit of $7.9 million for the third quarter of 2006.
EBITDA for the third quarter of 2007 was $153.5 million, an increase of 23.0 percent over EBITDA of $124.7 million for the third quarter of 2006. Please see Table 3 for the reconciliation of EBITDA to GAAP measures.
Service revenue for the third quarter of 2007 was $274.8 million, an increase of 18.3 percent over service revenue of $232.3 million in the third quarter of 2006. Average revenue per unit (ARPU) was $52.54 for the third quarter of 2007, compared with ARPU of $49.16 for the third quarter in 2006. Data revenue contributed $7.03 to ARPU in the third quarter of 2007, compared with $4.34 in the third quarter of 2006.
Roaming revenue was $98.0 million in the third quarter of 2007, an increase of 12.2 percent over the same period of 2006. Roaming traffic totaled 1.0 billion minutes of use (MOUs) for the third quarter of 2007, a 23.0 percent increase over the third quarter of 2006. Blended roaming yield was 9.4 cents for the third quarter of 2007.
Dobson noted that third quarter total revenue was 16.6 percent higher than that for the third quarter of 2006. Driving even stronger growth in EBITDA was the fact that total operating expenses grew by only 12.8 percent, despite the recognition of $10.5 million in merger-related costs, most of which were included in general and administrative expense. On June 29, 2007, Dobson Communications announced its agreement to be acquired by AT&T Inc. (NYSE:T).
Cost of service expense was $102.2 million in the third quarter of 2007, compared with $88.8 million for the third quarter of 2006. Incollect (off-network) expense was $28.6 million for the third quarter of 2007, compared with incollect expense of $22.3 million for the third quarter of 2006.
Marketing and selling expense was $43.5 million for the third quarter of 2007, compared with $42.2 million for the third quarter last year.
General and administrative expense was $59.1 million in the third quarter of 2007, compared with $47.5 million for the third quarter of 2006.
Subscriber growth
Dobson reported total gross subscriber additions of 186,500 for the third quarter of 2007, compared with 139,500 gross additions in the third quarter of 2006. (See Table 3.)

Postpaid gross additions were 98,200 for the third quarter of 2007, compared with 92,100 postpaid gross additions for the third quarter of 2006.
Postpaid customer churn was 2.01 percent in the third quarter of 2007, compared with 1.95 percent for the third quarter last year.
Consequently, Dobson reported 49,100 net subscriber additions in the third quarter of 2007, comprised of 8,200 postpaid customers, 5,500 prepaid customers, and 35,400 reseller customers. In the third quarter of 2006, Dobson reported 23,500 net additional subscribers, which included the addition of 11,300 postpaid customers, the addition of 14,500 prepaid customers, and a reduction of 2,300 reseller customers. The Company also acquired 1,400 customers during last year’s third quarter through two acquisitions in Alaska.
At the end of the third quarter of 2007, 95.3 percent of total customers were on GSM calling plans, compared with 85.8 percent at the end of the third quarter of 2006. Dobson recently mailed letters to its remaining TDMA and analog customers encouraging them to switch to GSM service before March 1, 2008 to avoid interruption of their mobile service. The Company plans to cease offering service on its TDMA and analog networks after that date.
Capital expenditures for the third quarter of 2007 were $20.0 million, reflecting the addition of 42 cell sites to Dobson’s network and other capital improvements. Between its two principal operating subsidiaries, Dobson Cellular’s capital expenditures were $9.9 million, compared with $10.2 million at American Cellular. As of September 30, 2007, Dobson’s total network included 3,257 cell sites.
Dobson’s balance sheet at September 30, 2007 included $250.0 million in cash, $4.4 million in restricted investments and $1.0 million in short-term investments; $2.7 billion in total debt; and $115.2 million in preferred stock.
Other matters
Given its pending acquisition by AT&T, Dobson will not conduct a conference call to discuss its third quarter results. For further analysis of quarterly results, please see the Company’s quarterly report on Form 10-Q, which Dobson plans to file Friday, November 9, 2007.
On November 5, 2007, Dobson received notice that the U.S. District Court for the District of Columbia had preliminarily approved a consent decree filed by the U.S. Department of Justice that allows the merger to proceed while requiring that AT&T divest Dobson’s operations in three rural service areas — one in Oklahoma and two in Kentucky — and the Cellular One brand name that Dobson currently owns, as previously announced. Final approval of the decree will occur after a mandated notice and comment period, but the parties are allowed to close the transaction in the interim.
A review of the merger of Dobson with AT&T is pending with the Federal Communications Commission (“FCC”). Dobson is hopeful that the approval process with the FCC will be completed and expects to close promptly after receipt of that approval. There can be no assurance, however, that the merger will become effective. The merger may become effective this year, on a later date, or not at all, and is subject to the satisfaction or waiver of all of the conditions to closing set forth in the Agreement and Plan of Merger dated June 29, 2007, among Dobson, AT&T Inc. and Alpine Merger Sub, Inc.

Dobson Communications is a leading provider of wireless phone services to rural and suburban markets in the United States. Headquartered in Oklahoma City, the Company owns wireless operations in 17 states. For additional information, please visit its web site at www.dobson.net.
The description of our plans and expectations set forth herein are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These plans and expectations involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the plans and expectations include, without limitation, our ability to complete in a timely fashion the merger with AT&T, our substantial leverage and debt service requirements, our ability to satisfy the financial covenants of our outstanding debt instruments and to raise additional capital, our ability to manage our business successfully and to compete effectively in our wireless business against competitors with greater financial, technical, marketing and other resources, changes in end-user requirements and preferences, the development of other technologies and products that may gain more commercial acceptance than those of ours, terms in our roaming agreements, and adverse regulatory changes. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof including, without limitation, changes in our business strategy or expected capital expenditures, or to reflect the occurrence of unanticipated events.
Table 1
Dobson Communications Corporation
Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	($ in thousands except per share data)
	(unaudited)
Operating Revenue
Service revenue	$274,831	$232,324	$793,557	$671,679
Roaming revenue	98,015	87,365	236,490	213,188
Equipment and other revenue	19,310	16,681	56,698	51,161

Total	392,156	336,370	1,086,745	936,028

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	($ in thousands except per share data)
	(unaudited)
Operating Expenses (excluding depreciation and amortization)
Cost of service (exclusive of depreciation and amortization shown separately below)	102,214	88,809	292,384	246,385
Cost of equipment	33,815	33,152	101,860	102,267
Marketing and selling	43,548	42,155	131,890	121,274
General and administrative	59,105	47,527	158,756	141,596

Total	238,682	211,643	684,890	611,522

EBITDA (a)	153,474	124,727	401,855	324,506

Gain on disposition of operating assets	1,567	1,566	4,700	4,823
Depreciation and amortization	(44,234)	(47,776)	(142,866)	(146,206)

Operating income	110,807	78,517	263,689	183,123

Interest expense	(55,762)	(57,840)	(169,849)	(172,661)
Loss on redemption of mandatorily redeemable preferred stock	—	—	—	(1,482)
Dividends on mandatorily redeemable preferred stock	—	—	—	(709)
Loss from extinguishment of debt	—	—	(57,578)	(12,717)
Other income, net	2,947	1,810	6,991	5,345
Minority interests in income of subsidiaries	(2,724)	(2,447)	(7,459)	(6,980)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	($ in thousands except per share data)
	(unaudited)
Income (loss) before income taxes	55,268	20,040	35,794	(6,081)
Income tax (expense) benefit	(29,064)	7,939	(22,086)	17,120

Net income	26,204	27,979	13,708	11,039
Dividends on preferred stock	(1,256)	(2,036)	(5,326)	(6,785)

Net income applicable to common stockholders	$24,948	$25,943	$8,382	$4,254

Basic net income applicable to common stockholders per common share	$0.14	$0.15	$0.05	$0.03

Basic weighted average common shares outstanding	172,638,721	170,482,730	171,775,323	169,996,467

Diluted net income applicable to common stockholders per common share	$0.13	$0.14	$0.05	$0.02

Diluted weighted average common shares outstanding (b)	207,826,514	205,190,796	177,110,691	173,042,182

(a)	EBITDA is defined as net income before gain on disposition of operating assets, depreciation and amortization, interest expense, loss on redemption of mandatorily redeemable preferred stock, dividends on mandatorily redeemable preferred stock, loss from extinguishment of debt, other income, net, minority interest in income of subsidiaries and income tax (expense) benefit. We believe that EBITDA provides meaningful additional information concerning a company’s operating results and its ability to service its long- term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity’s ability to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future profitability, especially in a capital intensive industry such as wireless communications. You should not construe EBITDA as an alternative to net loss as determined in accordance with generally accepted accounting principles, or GAAP, as an alternative to cash flows from operating activities in accordance with GAAP or a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies.

(b)	For the three months ended September 30, 2007, dilutive shares include potentially dilutive shares from option grants, our series F convertible preferred stock and our convertible debt. For the nine months ended September 30, 2007, dilutive shares include potentially dilutive shares from option grants. Our series F convertible preferred stock and our convertible debt is anti-dilutive for the nine months ended September 30, 2007.
Table 2
Dobson Communications Corporation
Selected Balance Sheet and Statistical Data

	Sept 30,	Dec 31,
	2007	2006
	($ in millions)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents (unrestricted) (a)	$250.0	$117.1
Restricted investments	$4.4	$4.4
Short-term investments	$1.0	$5.0

Debt:
DCC Senior Floating Rate Notes	$150.0	$150.0
DCC Senior Convertible Debentures	160.0	160.0
DCS 8.375% Senior Notes	509.4	511.2
DCS 9.875% Senior Notes	325.0	325.0
DCC 8.875% Senior Notes	419.7	419.7
ACC Credit Facility	897.8	124.7
ACC 9.5% Senior Notes, net	16.6	15.8
ACC 10.0% Senior Notes	185.7	900.0

Total debt	$2,664.2	$2,606.4

Preferred Stock:

Series F Preferred Stock (b)	$115.2	$135.7

	Nine Months Ended
	Sept 30,
	2007	2006
	($ in millions)
Capital Expenditures:	$99.3	$116.5

(a)	Includes $50.8 million and $36.5 million of cash and cash equivalents from American Cellular Corporation at September 30, 2007 and December 31, 2006, respectively.

(b)	As of September 30, 2007, 114,745 shares of the Series F convertible preferred stock had been voluntarily converted into 2,341,727 shares of Class A Common Stock. Subsequent to September 30, 2007, the remaining shares of Series F convertible preferred stock were either voluntarily converted into Class A common stock or redeemed on or before October 4, 2007.
Table 3

Dobson Communications Corporation

	For the Quarter Ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$274,831	$264,781	$253,945	$247,106	$232,324
Roaming revenue	98,015	76,525	61,950	70,089	87,365
Equipment and other revenue	19,310	18,863	18,525	17,873	16,681

Total	392,156	360,169	334,420	335,068	336,370

Operating Expenses (excluding depreciation and amortization)
Cost of service	102,214	96,933	93,237	94,558	88,809

	For the Quarter Ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
	($ in thousands except per subscriber data)
	(unaudited)
Cost of equipment	33,815	34,253	33,792	33,911	33,152
Marketing and selling	43,548	45,497	42,845	43,854	42,155
General and administrative	59,105	51,096	48,555	49,365	47,527

Total	238,682	227,779	218,429	221,688	211,643

EBITDA(a)(b)	$153,474	$132,390	$115,991	$113,380	$124,727

Pops	12,672,900	12,672,900	12,672,900	12,672,900	12,052,700

Postpaid
Gross Adds	98,200	99,300	94,300	95,000	92,100
Net Adds	8,200	22,900	12,900	15,100	11,300
Subscribers	1,497,200	1,489,000	1,466,100	1,453,200	1,390,800
Churn	2.01%	1.72%	1.86%	1.84%	1.95%
Prepaid
Gross Adds	34,300	32,200	28,600	39,700	33,300
Net Adds	5,500	5,900	1,200	16,100	14,500
Subscribers	120,100	114,600	108,700	107,500	88,500

Reseller
Gross Adds	54,000	27,100	9,800	11,100	14,100
Net Adds	35,400	12,900	(4,200)	(3,100)	(2,300)
Subscribers	150,300	114,900	102,000	106,200	109,300

Total
Gross Adds	186,500	158,600	132,700	145,800	139,500
Net Adds	49,100	41,700	9,900	28,100	23,500
Subscribers	1,767,600	1,718,500	1,676,800	1,666,900	1,588,600
ARPU	$52.54	$52.15	$50.73	$49.92	$49.16
Penetration	13.9%	13.6%	13.2%	13.2%	13.2%

(a)	Includes $2.7 million, $2.8 million, $2.6 million, $2.5 million and $2.7 million of EBITDA for the quarters ended September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006, respectively, related to minority interests.

(b)	A reconciliation of EBITDA to net income (loss) as determined in accordance with GAAP is as follows:

Net income (loss)	$26,204	$18,102	$(30,598)	$1,742	$27,979
Add back non-EBITDA items included in net income(loss):
Depreciation and amortization	(44,234)	(48,453)	(50,179)	(50,097)	(47,776)
Gain on disposition of operating assets	1,567	1,567	1,566	1,567	1,566
Interest expense	(55,762)	(55,402)	(58,685)	(59,423)	(57,840)
Loss on redemption of mandatorily redeemable preferred stock	—	—	—	—	—
Loss from extinguishment of debt	—	(55)	(57,523)	(522)	—
Other income, net	2,947	2,470	1,575	2,245	1,810
Minority interests in income of subsidiaries	(2,724)	(2,436)	(2,299)	(2,248)	(2,447)
Income tax (expense) benefit	(29,064)	(11,979)	18,956	(3,160)	7,939

EBITDA	$153,474	$132,390	$115,991	$113,380	$124,727

Table 4
Dobson Cellular Systems

	For the Quarter Ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$164,585	$158,486	$150,476	$146,198	$140,711
Roaming revenue	53,079	42,096	33,386	36,724	47,869
Equipment and other revenue	15,594	15,309	15,305	15,351	14,701

Total	233,258	215,891	199,167	198,273	203,281

Operating Expenses (excluding depreciation and amortization)
Cost of service	61,716	57,805	56,601	55,703	55,018
Cost of equipment	19,577	20,210	20,339	20,300	20,676
Marketing and selling	25,200	26,310	24,865	25,752	25,007
General and administrative	29,964	29,881	27,926	28,922	27,919

Total	136,457	134,206	129,731	130,677	128,620

EBITDA (a) (b)	$96,801	$81,685	$69,436	$67,596	$74,661

Pops	6,913,700	6,913,700	6,913,700	6,913,700	6,724,700

Postpaid
Gross Adds	57,000	58,800	55,900	58,900	58,200
Net Adds	5,900	16,000	11,000	13,900	11,700
Subscribers	844,400	838,500	822,500	811,500	797,600
Churn	2.02%	1.72%	1.83%	1.87%	1.96%

	For the Quarter Ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
	($ in thousands except per subscriber data)
	(unaudited)
Prepaid
Gross Adds	21,500	20,500	17,100	24,600	21,100
Net Adds	3,400	3,700	(200)	8,900	9,200
Subscribers	73,800	70,400	66,700	66,900	58,000

Reseller
Gross Adds	30,500	15,300	7,300	7,800	9,400
Net Adds	20,400	7,800	(200)	400	1,300
Subscribers	94,300	73,900	66,100	66,300	65,900

Total
Gross Adds	109,000	94,600	80,300	91,300	88,700
Net Adds	29,700	27,500	10,600	23,200	22,200
Subscribers	1,012,500	982,800	955,300	944,700	921,500
ARPU	$54.95	$54.70	$52.91	$52.34	$51.59
Penetration	14.6%	14.2%	13.8%	13.7%	13.7%

(a)	Includes $2.7 million, $2.8 million, $2.6 million, $2.5 million and $2.7 million of EBITDA for the quarters ended September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006, respectively, related to minority interests.

(b)	A reconciliation of EBITDA to net income (loss) as determined in accordance with GAAP is as follows:

Net income (loss)	$15,048	$10,597	$2,730	$(293)	$10,851
Add back non-EBITDA items included in net income (loss):
Depreciation and amortization	(25,955)	(28,239)	(28,851)	(28,938)	(28,389)
Gain on disposition of operating assets	850	851	850	851	850
Interest expense	(37,858)	(37,603)	(37,367)	(37,943)	(38,232)
Loss from extinguishment of debt	—	—	—	(522)	—
Other income, net	(1,213)	3,253	2,651	3,052	2,030

Minority interests in income of subsidiaries	(2,724)	(2,436)	(2,299)	(2,248)	(2,447)
Income tax (expense) benefit	(14,853)	(6,914)	(1,690)	(2,141)	2,378

EBITDA	$96,801	$81,685	$69,436	$67,596	$74,661

Table 5
American Cellular Corporation

	For the Quarter Ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$110,246	$106,295	$103,469	$100,908	$91,613
Roaming revenue	44,936	34,429	28,564	33,365	39,496
Equipment and other revenue	7,036	6,875	6,541	6,123	5,583

Total	162,218	147,599	138,574	140,396	136,692

Operating Expenses (excluding depreciation and amortization)
Cost of service	42,427	41,057	38,565	40,711	35,648
Cost of equipment	14,238	14,043	13,453	13,611	12,476
Marketing and selling	18,863	19,330	18,004	18,066	17,198
General and administrative	24,508	22,597	22,011	22,178	21,344

Total	100,036	97,027	92,033	94,566	86,666

	For the Quarter Ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
	($ in thousands except per subscriber data)
	(unaudited)
EBITDA(a)	$62,182	$50,572	$46,541	$45,830	$50,026

Pops	5,759,200	5,759,200	5,759,200	5,759,200	5,328,000

Postpaid
Gross Adds	41,200	40,500	38,400	36,100	33,900
Net Adds	2,300	6,900	1,900	1,200	(400)
Subscribers	652,800	650,500	643,600	641,700	593,200
Churn	1.99%	1.73%	1.90%	1.82%	1.93%

Prepaid
Gross Adds	12,800	11,700	11,500	15,100	12,200
Net Adds	2,100	2,200	1,400	7,200	5,300
Subscribers	46,300	44,200	42,000	40,600	30,500

Reseller
Gross Adds	23,500	11,800	2,500	3,300	4,700
Net Adds	15,000	5,100	(4,000)	(3,500)	(3,600)
Subscribers	56,000	41,000	35,900	39,900	43,400

Total
Gross Adds	77,500	64,000	52,400	54,500	50,800
Net Adds	19,400	14,200	(700)	4,900	1,300
Subscribers	755,100	735,700	721,500	722,200	667,100
ARPU	$49.31	$48.76	$47.88	$46.78	$45.85
Penetration	13.1%	12.8%	12.5%	12.5%	12.5%

(a)	A reconciliation of EBITDA to net income (loss) as determined in accordance with GAAP is as follows:

Net income (loss)	$13,184	$4,089	$(36,593)	$(1,359)	$4,483
Add back nonEBITDA items included in net income (loss):
Depreciation and amortization	(18,235)	(20,171)	(21,284)	(21,115)	(19,343)

Gain on disposition of operating assets	717	716	716	716	716
Interest expens	(22,860)	(22,591)	(25,942)	(26,420)	(24,540)
Loss from extinguishment of debt	—	(55)	(57,523)	—	—
Other income (expense) net	3,735	(1,157)	(1,505)	(1,177)	(592)
Income tax (expense) benefit	(12,355)	(3,225)	22,404	807	(1,784)

EBITDA	$62,182	$50,572	$46,541	$45,830	$50,026

CONTACT:	Dobson Communications, Oklahoma City J. Warren Henry (405) 529-8820